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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 Registration Statement of Bootheel Agri-Energy, LLC on the Form SB-2 of our report, dated October 11, 2006 relative to the financial statements of Bootheel Agri-Energy, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the Captions "Experts" in such Prospectus.


                                        /s/ McGladrey & Pullen, LLP
                                        ---------------------------


Des Moines, Iowa
October 13, 2006

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.